CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Marketocracy Funds and to the use of our report dated July 19, 2005 on the financial statements and financial highlights of The Masters 100sm Fund, a series of Marketocracy Funds. Such financial statements and financial highlights appear in the 2005 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP
Philadelphia, Pennsylvania
October 26, 2005